EXHIBIT 99.1
                                                                    ------------

GMX RESOURCES INC.
FOR IMMEDIATE RELEASE

FOR ADDITIONAL INFORMATION CONTACT:

Ken L. Kenworthy, Sr.                                      Ken L. Kenworthy, Jr.
Executive V. P., CFO                                       President, CEO
405.600.0711 x16                                           405.600.0711 x11


  GMX RESOURCES INC. Announces Profit for Second Quarter and Six Months Ended
  ---------------------------------------------------------------------------
          June 30, 2004, Operations Update and Upcoming Conference Call
          -------------------------------------------------------------

OKLAHOMA CITY, OKLAHOMA, TUESDAY, AUGUST 10, 2004 GMX RESOURCES INC., (NASDAQ:
`GMXR'; WARRANTS: `GMXRW', (WWW.GMXRESOURCES.COM) announced the Company's results for the second quarter and six month period ended June 30, 2004. "Our second quarter results show a 1% gain in net income to $267,661 compared to $264,777 for the second quarter of 2003. However this was a vast improvement over the first quarter 2004 loss of $179,951. This was primarily due to an increase in production of 33% comparing the first quarter 2004 to the second quarter 2004. Production from our re-worked wells and from new wells drilled by our Joint Venture partner in East Texas continues to grow," stated Ken L. Kenworthy, Executive Vice President & Chief Financial Officer of GMXR.

Revenues for the second quarter of 2004 were $1,723,994 compared to $1,585,952 in the second quarter of 2003, an increase of 9%. Product prices were higher, gas was up 16% and oil 28%, offsetting a lower production amount. Net income was $267,661 for the quarter versus $264,777 in the second quarter 2003. Basic earnings per share were $.04 for both periods. For the purpose of computing basic earnings per share for the quarters, the Company had 6,896,456 weighted average common shares outstanding in 2004 and 6,550,000 in 2003.

Lease operations expense decreased in the second quarter 2004 to $214,176 from $255,464 in the comparable period 2003, a 16% decrease. The decrease is attributable to lower costs on new wells and cost reduction programs.

Total expenses increased 10% in the second quarter 2004 to $1,456,333, up from $1,321,175 in the second quarter 2003. This increase is primarily due to increases in depletion, general and administrative, production taxes and interest expense.

Revenues for the six months were $2,918,081 compared to $3,023,123 for the same six months in 2003, a decrease of 3%. This was primarily due to a 21% decrease in production and a 22% increase in oil and gas prices. Net income was $87,710 for the six months compared to $384,394 for the same period in 2003, a decrease of 77%.

Basic earnings per share decreased to $.01 in the first six months of 2004 from basic earnings per share of $.06 in the six months of 2003, a decrease of 83%. For the purposes of computing basic earnings per share for the first six months of 2004, the Company had 6,735,728 weighted average common shares outstanding. There were 6,550,000 shares for the same period in 2003.

Lease operations expense increased in the first six months of 2004 to $481,475, up from $460,301 in the same period 2003, an increase of 5% primarily due to work-over and re-completions done in the first quarter 2004.

Total expenses increased 9% in the first six months of 2004 to $2,830,371, up from $2,586,896 in the same period of 2003. This was primarily due to increases in depletion, general and administrative, production taxes and interest expense.

OPERATIONAL AND JOINT DEVELOPMENT UPDATE:

     SECOND QUARTER ACTIVITY

In the second quarter 2004, Penn Virginia Corporation (NYSE: PVA), our East Texas development partner, completed three and drilled two Cotton Valley wells in AREA I of our joint development project (GMXR has 20% interest). Production from these wells was approximately 11% of the second quarter production volumes.

GMXR re-completed two Cotton Valleys wells in AREA III, only the first well was producing during most of the quarter (GMXR has 100% W.I.).

     PLANNED ACTIVITY

Since June 30, 2004, wells five through eight have been drilled and production casing has been set. Wells eight and nine (both 30% working interest) should reach total depth this week. Drilling days have been reduced from 30-27 days to currently 21 to 18 days for 10,500' total depth. Cost savings efforts as well as efficiency improvements have cut estimated costs to drill and complete these wells from around $1,600,000 to less than $1,500,000. Continued cost reduction measures are being discussed.

Additionally, the fourth well has been successfully completed in the Cotton Valley with good results. Wells five (GMXR has a 20% interest) and six (30% working interest) will be completed in August in the Cotton Valley. Well seven's (30% working interest) completion is scheduled for early September in the same formation. Completion performances thus far have met GMXR expectations and are similar to the region's profile. Current completion methods are either `Hybrid' water/gel fracture treatments with greater than 300,000 pounds of ceramic proppant or resin coated sand `water frac' treatments with less sand. Both methods utilize around 11,000 barrels of fluid injected at high rates. These methods are resulting in better initial rates and production declines than previously established on the Company's properties.

GMXR successfully re-completed its second Cotton Valley well (100% working interest) in late June flowing 1 mmcfepd at its highest rate and was producing at 700 mcfepd in August. On GMXR 100% owned wells, four additional re-completions are planned on or before October 15, 2004.

"Our current financial condition has improved this year and we are expecting better production growth in the last two quarters of this year. We anticipate 6-9 additional new wells (GMXR will have 20% to 100% working interests) will be drilled this year," stated Ken Kenworthy, Jr., Chief Executive Officer of GMXR.


GMX RESOURCES INC. will discuss its second quarter 2004 earnings and operational update in a conference call followed by a question and answer session on Wednesday, August 11, 2004 at 4:00 p.m. Eastern time. To access the conference call please visit GMXR'S website at www.gmxresources.com and click on the Investor Relations tab where you will be required to register your name and email address. You must have either Microsoft Media Player or Real Player to access the conference call. A free download of either player is also available at this link. Another option for listening to the conference call is by telephone by calling (888) 202-2422 before 4:00 p.m. Eastern time. An on-demand replay of the conference call will be available on the GMXR web site for 30 days shortly after the call.

GMX RESOURCES INC. is an independent natural gas production company headquartered in Oklahoma City, Oklahoma. GMXR has 56 producing wells in Texas & Louisiana, 24 proved developed non-producing reservoirs, 48 proved undeveloped locations and several hundred other development locations. GMXR has 9,000 net acres on the Sabine Uplift of East Texas. GMXR has 7 producing wells in New Mexico. The Company's strategy is to significantly increase production, revenues and reinvest in increasing production. GMXR'S goal is to grow and build shareholder value every day.

This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. They include statements regarding the company's financing plans and objectives, drilling plans and objectives, related exploration and development costs, number and location of planned wells, reserve estimates and values, statements regarding the quality of the company's properties and potential reserve and production levels. These statements are based on certain assumptions and analysis made by the company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes appropriate in the circumstances, including the assumption that there will be no material change in the operating environment for the company's properties. Such statements are subject to a number of risks, including but not limited to commodity price risks, drilling and production risks, risks relating to the company's ability to obtain financing for its planned activities, risks related to weather and unforeseen events, governmental regulatory risks and other risks, many of which are beyond the control of the company. Reference is made to the company's reports filed with the Securities and Exchange Commission for a more detailed disclosure of the risks. For all these reasons, actual results or developments may differ materially from those projected in the forward-looking statements.

                       GMX RESOURCES INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                              December 31, June 30,

                                                                                               2003                 2004
                                                                                           ------------         ------------
                                     ASSETS                                                                      (Unaudited)
CURRENT ASSETS:
            Cash and cash equivalents                                                      $    637,522         $  7,949,493
            Accounts receivable--interest owners                                                299,442              109,483
            Accounts receivable--oil and gas revenues                                           432,844              407,543
            Inventories                                                                         235,004              225,977
            Prepaid expenses                                                                     11,608              199,231
                                                                                           ------------         ------------
                          Total current assets                                                1,616,420            8,891,727
                                                                                           ------------         ------------

OIL AND GAS PROPERTIES, AT COST, BASED ON THE FULL COST
   METHOD OF ACCOUNTING FOR OIL AND GAS PROPERTIES                                           32,449,096           34,199,406
            Less accumulated depreciation, depletion, and amortization                       (4,788,779)          (5,427,252)
                                                                                           ------------         ------------
                                                                                             27,660,317           28,772,154
                                                                                           ------------         ------------

OTHER PROPERTY AND EQUIPMENT                                                                  3,200,345            3,226,464
            Less accumulated depreciation                                                      (991,889)          (1,233,828)
                                                                                           ------------         ------------
                                                                                              2,208,456            1,992,636
                                                                                           ------------         ------------

OTHER ASSETS                                                                                     16,013              216,452
                                                                                           ------------         ------------
                             TOTAL ASSETS                                                  $ 31,501,206         $ 39,872,969
                                                                                           ============         ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
            Accounts payable                                                               $  1,134,500         $    592,850
            Accrued expenses                                                                     64,887              222,029
            Accrued interest                                                                     29,703                 --
            Revenue distributions payable                                                       285,382              395,282
            Current portion of long-term debt                                                 1,060,000            1,200,000
                                                                                           ------------         ------------
                             Total current liabilities                                        2,574,472            2,410,161
                                                                                           ------------         ------------

LONG-TERM DEBT, LESS CURRENT PORTION                                                          5,630,000            5,690,000

OTHER LIABILITIES                                                                               678,169              686,053

DEFERRED INCOME TAXES                                                                              --                   --

SHAREHOLDERS' EQUITY
            Preferred stock, par value $.01 per share, 500,000 shares authorized
            Common stock, par value $.001 per share--authorized 50,000,000 shares;
             issued and outstanding 6,575,000 shares in 2003 and 7,980,519 in 2004                6,575                7,081
            Additional paid-in capital                                                       20,959,973           29,339,047
            Retained earnings                                                                 1,652,017            1,739,727

                            Total shareholders' equity                                       22,618,564           31,086,755
                                                                                           ------------         ------------

                           TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                      $ 31,501,206         $ 39,872,969
                                                                                           ============         ============

                       GMX RESOURCES INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                              THREE MONTHS ENDED JUNE 30,            SIX MONTHS ENDED JUNE 30,
                                                                2003               2004               2003               2004
                                                            ------------------------------        ------------------------------
REVENUE:
       Oil and gas sales                                    $ 1,574,858        $ 1,721,905        $ 3,009,828        $ 2,914,663
       Interest income                                              802              2,089              1,582              3,418
       Other income                                              10,292               --               11,713               --
                                                            -----------        -----------        -----------        -----------
                   Total revenue                              1,585,952          1,723,994          3,023,123          2,918,081

EXPENSES:
       Lease operations                                         249,833            214,176            449,040            481,475
       Accretion exp on asset retirement obligations              5,631              5,631             11,261             11,261
       Production and severance taxes                           105,124            114,986            230,210            192,801
       Depreciation, depletion, and amortization                396,140            458,894            807,012            880,411
       Interest                                                 100,155            144,493            234,806            284,154
       General and administrative                               464,292            518,153            854,567            980,269
                                                            -----------        -----------        -----------        -----------
                   Total expenses                             1,321,175          1,456,333          2,586,896          2,830,371


       Income before income taxes                               264,777            267,661            436,227             87,710

INCOME TAXES                                                $      --          $      --          $      --          $      --
                                                            -----------        -----------        -----------        -----------

Net income before cumulative effect of a change in
accounting principle                                            264,777            267,661            436,227             87,710
Cumulative effect of change in accounting principle                --                 --              (51,833)              --
                                                            -----------        -----------        -----------        -----------

NET INCOME                                                  $   264,777        $   267,661        $   384,394        $    87,710
                                                            ===========        ===========        ===========        ===========

EARNINGS PER SHARE - Before Cumulative Effect
                                                            $      0.04        $      0.04        $      0.07        $      0.01
                                                            ===========        ===========        ===========        ===========
EARNINGS PER SHARE - Cumulative Effect                      $      --          $      --          $     (0.01)       $      --
                                                            ===========        ===========        ===========        ===========
EARNINGS PER SHARE - Basic and Diluted                      $      0.04        $      0.04        $      0.06        $      0.01
                                                            ===========        ===========        ===========        ===========
WEIGHTED AVERAGE COMMON SHARES - BASIC                        6,550,000          6,896,456          6,550,000          6,735,728
                                                            ===========        ===========        ===========        ===========
WEIGHTED AVERAGE COMMON SHARES - DILUTED                      6,572,695          7,097,040          6,561,389          6,936,311
                                                            ===========        ===========        ===========        ===========

                       GMX RESOURCES INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                                   (UNAUDITED)

                                                              Three Months Ended June 30,            Six Months Ended June 30,
                                                            ------------------------------        -------------------------------
                                                                2003               2004               2003                2004
                                                            -----------        -----------        -----------         -----------
Net income                                                  $   264,777        $   267,661        $   384,393         $    87,710

Other comprehensive income (loss) net of tax:

      Adjustment for derivative losses reclassified
        into oil and gas sales                                     --                 --              438,400                --
      Change in fair value of derivative instruments               --                 --              (17,100)               --
                                                            -----------        -----------        -----------         -----------
Comprehensive income                                        $   264,777        $   267,661        $   805,693         $    87,710
                                                            ===========        ===========        ===========         ===========

                       GMX RESOURCES INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                                         SIX MONTHS ENDED JUNE 30,
                                                                                                      -----------------------------
                                                                                                          2003              2004
                                                                                                      -----------       -----------
CASH FLOWS DUE TO OPERATING ACTIVITIES
            Net Income                                                                                $   384,393       $    87,710
            Adjustments to reconcile net income to
            net cash provided by operating activities:
                                Compensation-stock options                                                 29,801              --
                                Depreciation, depletion, and amortization                                 807,012           880,411
                                Loss on sale of investments                                                27,557              --
                                Cumulative effect of change in accounting
                                principle, net of tax                                                      51,834              --
                                Accretion of asset retirement obligation                                   11,260            11,261
                                Amortization of loan fees                                                  39,790            82,175
                                Decrease (increase) in:
                                          Accounts receivable                                             (23,934)          215,260
                                          Inventory and prepaid expenses                                  (17,064)         (203,958)
                                          Other Assets
                                Increase (decrease) in:
                                          Accounts payable                                               (601,757)         (541,650)
                                          Accrued expenses and liabilities                               (106,429)          127,439
                                          Revenue distributions payable                                   106,252           106,522
                                                                                                      -----------       -----------

                                          Net cash provided by (used in ) operating activities            921,573           765,170
                                                                                                      -----------       -----------
CASH FLOWS DUE TO INVESTING ACTIVITIES
            Additions to oil and gas properties                                                          (257,520)       (1,750,310)
            Purchase of property and equipment                                                               --             (26,119)
                                                                                                      -----------       -----------
                                          Net cash provided by (used in) investing activities            (257,520)       (1,776,429)
                                                                                                      -----------       -----------
CASH FLOW DUE TO FINANCING ACTIVITIES
            Advance on borrowings                                                                            --           2,000,000
            Payments on debt                                                                             (555,000)       (1,800,000)
            Proceeds from sale of stock                                                                      --           8,123,230
                                                                                                      -----------       -----------
                                          Net cash provided by (used in) financing activities            (555,000)        8,323,230
                                                                                                      -----------       -----------
NET INCREASE IN CASH                                                                                      109,053         7,311,971

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                                          543,917           637,522
                                                                                                      -----------       -----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                                            $   652,970       $ 7,949,493
                                                                                                      ===========       ===========

CASH PAID FOR INTEREST                                                                                $   185,539       $   231,682
                                                                                                      ===========       ===========

NON CASH FINANCING ACTIVITIES:
175,000 warrants issued on January 16, 2004 - Value $1.47 (Difference between market value and exercise price on date of issue) which caused a non-cash activity of $257,250 included in additional paid-in capital and other assets (pre-paid loan fees) on balance sheet